SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Queensway East Mississauga, Ontario Canada	L4Y 4C1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Non-Offering Preliminary Prospectus for Canadian Securities Exchange Listing Application

On October 28, 2021, Two Hands Corporation (the “Company”) filed a non-offering preliminary prospectus with the securities regulatory authorities in the Provinces of British Columbia and Ontario. The preliminary prospectus has not yet become final and the preliminary prospectus may not be complete and may have to be amended. The Prospectus is being filed by the Company with the British Columbia Securities Commission and the Ontario Securities Commission to become a reporting issuer under the respective securities legislation in British Columbia and Ontario.

The preliminary prospectus can be found on the SEDAR filing system at www.sedar.com.

The Company intends to file for a listing and trading of its common shares on a recognized Canadian stock exchange upon final approval of its final prospectus with the British Columbia and Ontario Securities Commissions. The listing will be subject to the Company fulfilling all of the listing requirements of such stock exchange. As of the date hereof, no stock exchange has conditionally approved the Company and there is no assurance that it will do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2021

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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